EXHIBIT 99.1

Warren Resources, Inc. Investor Presentation October 13, 2009

2 Cautionary Note to U.S. Investors: This presentation includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements. Although Warren believes that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Additionally, in its filings with the SEC, Warren is permitted to disclose only proved reserves, which are reserve estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Warren uses certain terms in this presentation, such as "potential", "possible" and "recoverable" in relation to reserves, which SEC guidelines strictly prohibit from being included in filings with the SEC. Estimates of "potential", "possible" and "recoverable" reserves which may potentially be recoverable through additional drilling or recovery techniques are by their nature more uncertain than estimates of proved reserves and accordingly are subject to substantially greater risk of not actually being realized by the Company. Investors are urged to consider closely Warren's disclosure of its proved reserves, along with certain risk factors and uncertainties inherent in its business set forth in its Form 10K, Forms 10Q and other filings with the SEC. WRES undertakes no obligation, and expressly disclaims any duty, to publicly update any forward looking statements made herein, whether as a result of new information or future events. Disclaimer

3 Pure play E&P company focused in the giant Wilmington Oil Field in California and the Eastern Washakie Basin in Wyoming Large, high-quality resource base with 50 MMBO potential recoverable gross oil reserves and 750 Bcf of potential gross gas reserves – Long-lived oil and gas reserves (+20 yrs) Low-risk development drilling program in Wilmington Oil Field in California and large high-quality CBM project in Eastern Washakie Basin in Wyoming – Wilmington units held by production 137 Bcfe of Proved Reserves with a PV-10 of $329 million at September 30, 2009 (using realized prices of $64.84 per barrel and $4.16 per Mcf as of 10/8/09) – 74% of PV-10 is proved developed producing reserves – 10.7 MMBO net proved oil reserves booked in Wilmington Units in LA Basin of California in waterflood redevelopment of Ranger and Upper Terminal and horizontal Tar well projects 160,453 gross (85,734 net) acres (approximately 17% developed) with 800 identified drilling locations in the Rockies and 200 additional drilling locations in Wilmington 2009 capital expenditures budget of $9 million Strong technical management team with substantial ownership position and proven expertise in water flood, CBM and horizontal drilling operations Company Profile

4 Focused Operations Warren Resources, Inc. LONG BEACH Proved Reserves as of 9/30/09: 137 Bcfe Daily Production (6/30/09): 26 MMCFE / day Warren Resources, Inc. Proved Reserves as of 9/30/09: 137 Bcfe Average Net Production (3Q ’09): ~26 MMcfe/d

5 Warren Resources Operations Overview Estimated 137 Bcfe of Proved Reserves with a PV-10 of $329 million at September 30, 2009 (using realized prices of $64.84 per barrel and $4.16 per Mcf as of 10/8/09) – No proved undeveloped reserves were re-engineered due to the increase in realized pricing Proved reserves account for approximately 17% of net acreage Interests in 412 gross (264 net) producing wells and is the operator or joint-operator in over 73% of these wells Average daily production rate for Q3 2009 was approximately 26 MMcfe/d net Warren Resources Reserve Base 9/30/09 12/31/08 SEC Proved Proved Net Total Net Reserves Reserves Percentage Producing Drilling Undeveloped Area (Bcfe) (1) (Bcfe) (2) Change Wells Locations Acreage Atlantic Rim 66.2 67.6 (2%) 115.8 800 61,029 WTU 57.5 56.4 2% 96.9 150 495 NWU 6.6 - NM 45.0 50 361 Other 6.7 5.3 28% 6.5 5 9,015 Total 137.0 129.3 6% 264.2 1,005 70,900 (1) Reserves as of September 30, 2009 utilizing realized pricing as of October 8, 2009 of $64.84/Bbl for oil and $4.16/Mcf for natural gas (2) Reserves as of December 31, 2008 utilizing realized pricing as of December 31, 2008 of $32.92/Bbl for oil and $4.80/Mcf for natural gas

6 Wilmington – Unrisked, Unbooked Potential Net Oil Reserves at 40% EUR from Waterflood Tar, Ranger UT & UP/Ford 240 Bcfe 83% of Acreage 16% Crude Oil – Net Proved Reserves * 64 Bcfe * Based on realized prices as of October 8, 2009 Proved Reserves Washakie CBM – Unrisked, Unbooked Potential Net Gas Reserves at 1 Bcf per CBM well 315 Bcf Natural Gas – Net Proved Reserves * 73 Bcf Washakie Deep Unrisked, Unbooked Potential Net Gas Reserves: TBD 1% Proved and Unrisked, Unbooked, Potential Reserves Non-Proved Potential Reserves

7 Business Strategy Exploit existing properties through the drill bit – Increase production in 2009 and continue to deliver significant organic production growth in 2010 and beyond – Increase proved reserves by drilling 800 identified Atlantic Rim CBM wells and 200 drilling locations in Wilmington over the next 5 years Pursue selective acquisitions and joint ventures – Leverage technical knowledge and experience in core areas – Increase high-quality CBM, unconventional gas and enhanced oil recovery projects Reduce unit costs through economies of scale and efficient operations – Increase production – Leverage growing infrastructure Fund 2009 capital expenditures through internally generated cash flow

8 World Class Assets – Large remaining oil-in-place of +/-625 MMBO (including non-proved) in the Wilmington Field in California (3rd largest oilfield in the U.S.) – 750 Bcf of gross potential (315 net) gas reserves (including non-proved) in a 250,000 gross acre high-quality CBM play in the Atlantic Rim CBM project in WY Oil-weighted long-lived reserves – 20+ year reserves with low risk drilling programs in both the Wilmington Oil field and the Atlantic Rim CBM project account for approximately 17% of Warren’s acreage Impressive production growth track record – 79% compounded growth rate in oil production over past 4 years (as of 6/30/09) – Limited production decline despite significantly reduced capital expenditure budget Strong technical management team with substantial ownership position and proven expertise in water flood, CBM and horizontal drilling operations Ongoing regulatory rulings have been favorable to Warren – Environmental regulatory approvals in WY finalized to drill up to 1,800 CBM wells and in CA zoning approval to drill up to 540 wells from new centralized drilling and production cellars – California Environmental legislation passed October 1, 2009, should enable AQMD to issue Warren’s pending gas handling permits at the WTU without costly emission credits. This is expected to occur in early Q1 2010 Investment Highlights

9 Experienced Operating Team Warren has assembled a top-notch technical team of 6 petroleum engineers with considerable experience in each of the Company’s operating areas Warren Resources Management Team Years Operating Regional Area of Name Title Experience Focus Expertise Norman Swanton President, Chairman and Chief Executive Officer 40 Corporate Executive Tim Larkin Executive Vice President and Chief Financial Officer 24 Corporate Financial David Fleming Senior Vice President and General Counsel 29 Corporate Legal Ken Gobble President Chief Operating Officer - Warren E&P 20 California & Wyoming Operations Steve Jenkins Manager of Operations - Wyoming 20 Wyoming Senior Reservoir Steve Heiter Operations Manager - Vice President, California - Warren E&P 35 California Operations

Focused Operations - Wilmington Oil Field

11 The Wilmington Field is the third largest oil field in the United States, having produced 3.5 billion barrels of oil (40% of OOIP) According to the EIA as of 2002, approximately 300 MMBOE of estimated oil reserves had yet to be recovered in the Wilmington Field by waterflood Using 10/8/09 realized pricing, approximately 47% or 10.7 MMBO of the Company’s proved reserves are located in the Wilmington Field Low risk oil resource play, long life (20 years) reserves and predictable production Wilmington Field Wilmington Field The Wilmington Oil Field

12 WTU (Warren) Wilmington Fault NWU (Warren) Warren’s Future Development Potential Warren's Units in the Field Unit OOIP Prod. Remaining % OOIP WTU 650 147 503 MMB 77% NWU 160 38 122 MMB 76% Total 810 185 625 MMB 77% Warren Wilmington Units ~625 million barrels remaining

13 Wilmington Historical Production 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 Jan-04 May-05 Sep-06 Feb-08 Jun-09 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 45,000 50,000 Oil Water Warren California Oil Production Water bpd Oil bpd Warren California Oil Production Successful 3-year redevelopment programs at WTU and NWU CAGR – 79% CAGR – 79% Low-tech: UT drilling from 2-D maps; no 3-D models Mid-tech: Tar well drilling with MWD and 2-D Petra software State-of-the art 3-D property modeling

14 Wilmington Strategy for 2009/2010 Reduce unit costs through operating efficiencies – Completed construction of Cellars #1 and #2 with 182 slots for additional wells – Installed 10-inch oil sales pipeline (20 MBO/D capacity) to Conoco refinery for improved pricing – Installed automated well testers to improve accuracy and reduce costs – Installed six micro-turbines to burn produced gas and offset electric power costs – Reduced lease operating expenses by approximately 20% – Funded 2009 capital expenditures through internally generated cash flow Pursue selective opportunities to enhance liquidity – Monetize non-core and possibly one or more core assets – Leverage technical knowledge and experience to acquire acreage in core areas Enhance productivity of existing properties through production optimization – Enhance waterflood and well productivity with future ASP project in Wilmington – Increase production through additional completions, workovers and other production optimizations techniques – Develop 3-D reservoir models based on modern petro physical analysis for approximately 200 horizontal wells – Increase production by drilling highly targeted horizontal wells in 2010

Wilmington Townlot Unit Operations

16 Wilmington Townlot Unit (WTU) Unitized for Waterflood in 1972 by Exxon Produced 147 MMBO (23% of OOIP) Warren holds 98.9% WI, 81.0% NRI 9.6 MMBO net proved reserves using 10/8/09 realized pricing Enhanced secondary recovery waterflood ASP potential based on successful lab work by Surtek Multiple productive sands in reservoirs (Tar, Ranger, Upper Terminal, UP/Ford & 237 basement Schist) Since taking over as WTU Operator in March 2005, Warren has: – Increased gross oil production from 375 BOPD to approximately 2,600 BOPD – Obtained zoning permit to redevelop WTU using multi-drilling production cellars with 540 new well capability 2009 capital expenditure budget of $2.5 million funded by cash flow

17 Wilmington Townlot Unit Two WTU drilling cellars constructed and operational Two rows of wells in each cellar (140 wells/cellar) Zoning permit to drill up to 540 wells from cellars Production equipment below ground level Drilling Rig skid-mounted over cellar allows rapid rig moves All fluid production and clean water re-injection occurs at wellheads located within cellars Environmentally sound operations WTU Drilling Cellar

18 Tar Type: Typical horizontal wells placed high in reservoir to avoid water below NWU Ranger Type: Sinusoidal wells in thick and thin bed sand packages to maximize exposure to pay in multiple sand packages WTU Ranger C Type: Lateral sinusoidals in sand channels to optimize well productivity Ford-U237-Schist Type: Structurally controlled stratigraphic plays Accurate Well Placement: Warren’s 4 Types

19 Geology - Producing Zones and Geometries Tar Ranger Terminal Union Pacific Ford SW Schist Basement - 3000' - 6000' - 9000' One Mile One Mile NE Productive Limits Productive Limits

20 Planned Well Path Actual Well Path Pre-drill Predicted Formation Top Actual Formation Top Fault Geosteering of Horizontal Wells at WTU

21 Key WTU Projects Underway WTU 10-inch oil sales pipeline (20 MBO/D capacity) to ConocoPhillips Carson refinery became operational in March 2008 to eliminate trucking oil Six Co-Gen, Micro-turbines activated to convert waste gas to net income Installed Automated Well Testers to improve accuracy and reduce costs Make-up water source well being permitted to accelerate waterflood Construction of Cellars #1 and 2 completed in 2008 Evaluating D1-A, DU Tar, Ranger C and other prospective sands for horizontal drilling; evaluate multiple blanket pay zones in UP/Ford Drilling & completion practices under review for cost and production optimization Resolution of remaining AQMD issues expected later in 2009

22 Upper Terminal - Producing Reservoirs

23 WTU Ranger C Sand Body Channels with Lateral Sinusoidal Horizontal Wells Previously drilled wells having Ranger C reservoir Proposed horizontal drilling locations

WTU Potential Upper Terminal ASP Flood



Cumulative Oil Recovery (%OOIP)
Cumulative Produced Fluids PV
1R
2R
3R
4R
5R
6R
Classic Waterflood
ASP Flood
Remaining Upside: "twice" as much as produced to date
Total actual field recovery to date

- Different tertiary oil recoveries have been quite effective for other areas in the Wilmington field. Conventional waterflood has averaged 40% of OOIP in the adjacent Long Beach Unit. Potential incremental recovery conducted by Surtek in its laboratory for the WTU core samples showed potential incremental recoveries of up to 24.9% OOIP, for a total of up to 66.5% of OOIP. The above figure shows the cumulative potential recoveries for each of the corefloods. Oil cuts increased from ~1% at the end of the waterflood to as high as 52% during chemical injection.

24

North Wilmington Unit Operations

26 Unitized for Water Flood in 1977 by Sunoco Produced 38 MMBO (24% of OOIP) Warren holds 100% W.I. and 84.6% N.R.I. 1.1 MMBO net proved reserves as of 9/30/09 (based on 10/8/09 realized pricing) Warren has focused on operational improvements and returning idle wells to production/injection since acquisition Current production is 475 BOPD gross (405 BOPD net) 2009 Capex budget of $1.5 million Commenced water flood sinusoidal horizontal drilling program in Q2 2008 North Wilmington Unit

27 NWU Sinusoidal Wells

28 Proposed NWU Upper Ranger Redevelopment Program

Atlantic Rim CBM Field Operations

30 Atlantic Rim CBM – Washakie Basin Eastern rim of the Washakie Basin, Wyoming comprising 150,603 gross (80,613 net acres) Development of 141,000 gross acres in preferential CBM drilling fairway through a 50/50 joint venture with Anadarko. Average W.I. 42% across the total acreage – Managed jointly through operating subcommittee with equal representation Evaluated CBM acreage throughout the Atlantic Rim – High gas content and high permeability – Shallow drilling depths – lower drilling cost – Reserve estimates approximately 1.0 Bcf per well – Potential 800 gross CBM wells Drilled additional 114 CBM wells in 2008. Current Atlantic Rim gross production is over 50 MMcf/d (9.2 MMcf/d net to Warren) Capital expenditures of $5 million in 2009 for drilling, pipeline and compression facilities Final Environmental Impact Statement approval was issued in August 2007 Near prolific Wamsutter, Pinedale and Jonah fields No takeaway issues; connected to the main east-west WIC Pipeline Atlantic Rim Project

31 TYPE WELL PROFILE Atlantic Rim Type Well Profile Atlantic Rim CBM Type Curve Estimated ultimate recovery of 1 Bcf per well 1 10 100 1000 10000 0 24 48 72 96 120 144 168 192 216 240 Time (months) Gas Rate (Mcfd) Water Rate (Bpd)

32 0 5,000 10,000 15,000 20,000 25,000 Jan-03 Jul-03 Jan-04 Jul-04 Jan-05 Jul-05 Jan-06 Jul-06 Jan-07 Jul-07 Jan-08 Jul-08 Jan-09 Jul-09 MCFD 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 90,000 100,000 BWPD GAS WATER 30 per. Mov. Avg. (WATER) 30 per. Mov. Avg. (GAS) Sun Dog Federal Unit Daily Gas Production Sun Dog Daily Production

33 0 2,000 4,000 6,000 8,000 10,000 Jul-04 Jan-05 Jul-05 Jan-06 Jul-06 Jan-07 Jul-07 Jan-08 Jul-08 Jan-09 Jul-09 MCFD 0 20,000 40,000 60,000 80,000 100,000 BWPD GAS WATER 30 per. Mov. Avg. (WATER) 30 per. Mov. Avg. (GAS) Doty Mountain Federal Unit Daily Gas Production Doty Mountain Daily Production

Financial Overview

Historical Financial Performance

- For the first six months of 2009, Warren had $9.3 million in EBITDA
- On December 31, 2008, Warren had a non-cash impairment charge of $275.7 million as a result of the low commodity prices and wider than average differential at year end
  - Impairment charge based on $32.92/Bbl and $4.80/Mcf net realized, non-escalated prices as required by SEC for oil and gas, respectively
- GE Capital led bank syndicate reaffirmed conforming borrowing base revolver of $120 million in May 2009 (currently $115 million outstanding)
- Various ongoing initiatives to enhance liquidity

($ in thousands)	2007	2008	Six Months Ended June 30 2008	Six Months Ended June 30 2009	LTM
Production					
Natural gas (MMcf)	1,255	2,930	1,061	1,850	3,719
Oil (MBbls)	825	1,011	495	490	1,006
Total production (MMcfe)	6,202	8,997	4,034	4,788	9,751
Operating information					
Total revenues	$61,648	$109,152	$58,288	$26,886	$77,750
Lease operating expenses	22,924	31,062	12,383	14,204	32,883
Loss on derivatives	-	-	-	8,730	8,730
Depreciation, depletion and amortization	11,393	23,977	8,426	10,507	26,058
Impairment	-	275,684	-	-	275,684
General and administrative	13,772	14,722	7,798	6,080	13,004
Total expenses	$48,089	$345,445	$28,607	$39,521	$356,359
Operating Income	$13,559	($236,293)	$29,681	($12,635)	($278,609)
EBITDA	**$26,477**	**$65,953**	**$39,193**	**$9,320**	**$36,080**
Interest expense	$2,170	$5,293	$2,573	$3,089	$5,809
Capital expenditures	$104,569	$111,891	$54,493	$2,519	$59,917
Balance Sheet Information					
Cash and cash equivalents	$12,815	$29,688	$20,646	$9,416	$9,416
Revolving credit facility	$46,153	$112,400	$82,400	$115,000	$115,000
Debentures	2,481	1,676	1,706	1,676	1,676
Other long-term liabilities	7,999	10,917	8,930	10,598	10,598
Total debt	$56,633	$124,993	$93,036	$127,274	$127,274
Total stockholders' equity	349,529	112,025	379,023	97,163	97,163
Total capitalization	$406,162	$237,018	$472,059	$224,437	$224,437
Key Credit Statistics					
Total debt / LTM EBITDA	2.1x	1.9x	1.7x	3.5x	3.5x
EBITDA / Interest expense	12.2x	12.5x	15.2x	3.0x	6.2x
Total debt / Total capitalization	13.9%	52.7%	19.7%	56.7%	56.7%

(1) EBITDA defined as operating income plus impairment charges, DD&A, unrealized derivative losses and stock option expense

35

36 Historical Performance Historical Production (MMcfe) Historical Lease Operating Expenses ($/Mcfe) $3.72 $3.44 $3.70 $3.45 $2.93 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 2005 2006 2007 2008 2009YTD 2,380 7,161 1,959 3,787 6,203 8,997 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 10,000 2005 2006 2007 2008 2009YTD 9,541 Note: Light blue shading indicates mid-range 4Q 2009 production guidance

37 Quarterly Production Quarterly Production vs. 12-Month Trailing Capital Expenditures 866 888 949 1,085 1,184 1,516 1,753 1,750 1,865 2,437 2,350 2,374 2,478 2,485 2,169 $54 $71 $77 $88 $89 $96 $104 $110 $113 $95 $70 $32 $113 $122 $127 0 500 1,000 1,500 2,000 2,500 3,000 Qtr 1 2006 Qtr 2 2006 Qtr 3 2006 Qtr 4 2006 Qtr 1 2007 Qtr 2 2007 Qtr 3 2007 Qtr 4 2007 Qtr 1 2008 Qtr 2 2008 Qtr 3 2008 Qtr 4 2008 Qtr 1 2009 Qtr 2 2009 Qtr 3 2009 Quarterly Production (MMcfe) $0 $25 $50 $75 $100 $125 $150 Capital Expenditures ($MM) Quarterly Production 12-Month Trailing Capital Expenditures

38 Hedging Summary Warren Resources Hedging Summary (as of 9/30/09) Contract Contract Period Price per Product Type Begin End Volume Mcf or Bbl Natural Gas Swap 02/01/09 12/31/10 3,000 Mcf/d $6.88 Natural Gas Swap 03/01/09 02/28/11 3,000 Mcf/d $6.02 Crude Oil Swap 04/01/09 12/31/09 1,325 Bbl/d $49.70 Crude Oil Swap 01/01/11 12/31/11 1,225 Bbl/d $61.80 Management will continue to opportunistically layer on additional hedges going forward

Appendix

40 WTU Tar Redevelopments since 1937 Oil Cut BOPD Warren WTU – Tar Historical BOPD

41 Tar D1A: Northwest Extension Horizontal Wells

42 WTU Drilling and Production Cellars

43 There are fewer options for exporting Rockies gas than Gulf Coast gas Warren’s Atlantic Rim Field Rocky Mountain Pipelines Rockies Pipeline Infrastructure Map

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